RSM US LLP

17400 Laguna Canyon Road
Suite 200
Irvine, CA 92618

T +1 949 255 6500
F +1 949 255 5091

www.rsmus.com

August 4, 2025

Securities and Exchange Commission
Washington, D.C.

Commissioners:

We have read Resources Connection, lnc.'s statements included under ltem 4.01(a) of its Form 8-K filed on August 4, 2025 and we agree with such statements concerning our firm.

/s/ RSM US LLP